Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 1, 2014, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tiffany & Co.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopersLLP
New York, New York
July 16, 2014